Exhibit 99.1

CHANGE IN CONTROL SEVERANCE AGREEMENT

THIS AGREEMENT, effective as of April 24, 2007, amended as of July 24, 2007, and amended further and restated as of February 17, 2014, is made by and between CF Industries Holdings, Inc., a Delaware corporation (the “Company”), and W. Anthony Will (the “Executive”).

WHEREAS, the Company considers it essential to the best interests of its stockholders to foster the continued employment of key management personnel; and

WHEREAS, the Board recognizes that the possibility of a Change in Control exists and that such possibility, and the uncertainty and questions which it may raise among management, may result in the departure or distraction of management personnel to the detriment of the Company and its stockholders; and

WHEREAS, the Board has determined that appropriate steps should be taken to reinforce and encourage the continued attention and dedication of members of the Company’s management, including the Executive, to their assigned duties without distraction in the face of potentially disturbing circumstances arising from the possibility of a Change in Control;

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Company and the Executive hereby agree as follows:

1.                                      Defined Terms.  The definitions of capitalized terms used in this Agreement are provided in the last Section hereof.

2.                                      Term of Agreement.  This Agreement shall become effective upon execution, and the Term shall continue in effect through December 31, 2015; provided, however, that commencing on January 1, 2015 and each January 1 thereafter, the Term shall automatically be extended for one additional year unless, not later than September 30 of the preceding year, the Company or the Executive shall have given notice not to extend the Term; and further provided, however, that if a Change in Control shall have occurred during the Term, the Term shall expire no earlier than twenty-four (24) months beyond the month in which such Change in Control occurred.

3.                                      Company’s Covenants Summarized.  In order to induce the Executive to remain in the employ of the Company and in consideration of the Executive’s covenants set forth in Section 4 hereof, the Company agrees, under the conditions described herein, to pay the Executive the Severance Payments and the other payments and benefits described herein.  No Severance Payments shall be payable under this Agreement unless there shall have been (or, under the terms of the second sentence of Section 6.1 hereof, there shall be deemed to have been) a termination of the Executive’s employment with the Company following a Change in Control and during the Term.  This Agreement shall not be construed as creating an express or implied contract of employment and, except as otherwise agreed in writing between the Executive and the Company, the Executive shall not have any right to be retained in the employ of the Company.

4.                                      The Executive’s Covenants.  The Executive agrees that, subject to the terms and conditions of this Agreement, in the event of a Potential Change in Control during the Term, the Executive will remain in the employ of the Company until the earliest of (i) a date which is six (6) months from the date of such Potential Change in Control, (ii) the date of a Change in Control, (iii) the date of termination by the Executive of the Executive’s employment for Good Reason or by reason of death, Disability or Retirement, or (iv) the termination by the Company of the Executive’s employment for any reason.

5.                                      Compensation Other Than Severance Payments.

5.1                               Following a Change in Control and during the Term, during any period that the Executive fails to perform the Executive’s full-time duties with the Company as a result of incapacity due to physical or mental illness, the Company shall pay the Executive’s full salary to the Executive at the rate in effect at the commencement of any such period, together with all compensation and benefits payable to the Executive under the terms of any compensation or benefit plan, program or arrangement maintained by the Company during such period (other than any disability plan), until the Executive’s employment is terminated by the Company for Disability.

5.2                               If the Executive’s employment shall be terminated for any reason following a Change in Control and during the Term, the Company shall pay the Executive’s full salary to the Executive through the Date of Termination at the rate in effect immediately prior to the Date of Termination or, if higher, the rate in effect immediately prior to the first occurrence of an event or circumstance constituting Good Reason, together with all compensation and benefits payable to the Executive through the Date of Termination under the terms of the Company’s compensation and benefit plans, programs or arrangements as in effect immediately prior to the Date of Termination or, if more favorable to the Executive, as in effect immediately prior to the first occurrence of an event or circumstance constituting Good Reason.

5.3                               If the Executive’s employment shall be terminated for any reason following a Change in Control and during the Term, the Company shall pay to the Executive the Executive’s normal post-termination compensation and benefits as such payments become due.  Such post-termination compensation and benefits shall be determined under, and paid in accordance with, the Company’s retirement, insurance and other compensation or benefit plans, programs and arrangements as in effect immediately prior to the Date of Termination or, if more favorable to the Executive, as in effect immediately prior to the occurrence of the first event or circumstance constituting Good Reason.

6.                                      Severance Payments.

6.1                               If the Executive’s employment is terminated following a Change in Control and during the Term, other than (A) by the Company for Cause, (B) by reason of death or Disability, or (C) by the Executive without Good Reason, then the Company shall, subject to Section 6.2, pay the Executive the amounts, and provide the Executive the benefits, described in this Section 6.1 (“Severance Payments”), in addition to any payments and benefits to which the

Executive is entitled under Section 5 hereof.  For purposes of this Agreement, the Executive’s employment shall be deemed to have been terminated following a Change in Control by the Company without Cause or by the Executive with Good Reason, if (i) the Executive’s employment is terminated by the Company without Cause prior to a Change in Control (whether or not a Change in Control ever occurs) and such termination was at the request or direction of a Person who has entered into an agreement with the Company the consummation of which would constitute a Change in Control, (ii) the Executive terminates his employment for Good Reason prior to a Change in Control (whether or not a Change in Control ever occurs) and the circumstance or event which constitutes Good Reason occurs at the request or direction of such Person, or (iii) the Executive’s employment is terminated by the Company without Cause or by the Executive for Good Reason and such termination or the circumstance or event which constitutes Good Reason is otherwise in connection with or in anticipation of a Change in Control (whether or not a Change in Control ever occurs).

(A)                               In lieu of any further salary payments to the Executive for periods subsequent to the Date of Termination and in lieu of any severance benefit otherwise payable to the Executive, the Company shall pay to the Executive a lump sum severance payment, in cash, equal to three times the sum of (i) the Executive’s base salary as in effect immediately prior to the Date of Termination or, if higher, in effect immediately prior to the first occurrence of an event or circumstance constituting Good Reason, and (ii) the Executive’s target annual bonus pursuant to any annual bonus or incentive plan maintained by the Company in respect of the fiscal year in which the Date of Termination occurs or, if higher, the fiscal year in which the first event or circumstance constituting Good Reason occurs.

(B)                               For the thirty-six (36) month period immediately following the Date of Termination, the Company shall arrange to provide the Executive and his dependents life, disability, accident and health insurance benefits substantially similar to those provided to the Executive and his dependents immediately prior to the Date of Termination or, if more favorable to the Executive, those provided to the Executive and his dependents immediately prior to the first occurrence of an event or circumstance constituting Good Reason; provided, however, that, unless the Executive consents to a different method, such health insurance benefits shall be provided through a third-party insurer.  The value of such benefits shall be taxable to the Executive to the extent necessary to avoid the imposition of excise taxes or other penalties on the Company pursuant to the operation of Section 10101(d) of The Patient Protection and Affordable Care Act of 2010 (amending Section 2716 of the Public Health Service Act) or a successor or similar law.

(C)                               In addition to the benefits to which the Executive is entitled under each Pension Plan, the Company shall pay the Executive a lump sum amount, in cash, equal to the sum of (1) the amount that would have been contributed or allocated to each Pension Plan by the Company on the Executive’s behalf (without regard to whether such amount would be vested) during the three years immediately following the Date of Termination, determined (x) as if the Executive made the maximum permissible contributions thereto (if contributions are permitted under such Pension Plan) during such period, (y) as if the Executive earned compensation during such period at a rate equal to the Executive’s compensation (as defined in the applicable Pension Plan) during the twelve (12) months immediately preceding the Date of Termination or, if higher, during the twelve months immediately prior to the first occurrence of an event or circumstance constituting Good Reason, and (z) without regard to any amendment to the applicable Pension Plan made subsequent to a Change in Control and on or prior to the Date of Termination, which amendment adversely affects in any manner the computation of benefits thereunder and (2) all other amounts credited to the Executive’s account under each Pension Plan to the extent such amounts were unvested on the Date of Termination.

(D)                               The Company shall provide the Executive with outplacement services suitable to the Executive’s position for a period of two years or, if earlier, until the first acceptance by the Executive of an offer of employment.

(E)                                Notwithstanding any provision of any annual or long-term incentive plan to the contrary, the Company shall pay to the Executive a lump sum amount, in cash, equal to the sum of (i) any unpaid incentive compensation which has been allocated or awarded to the Executive for a completed fiscal year or other measuring period preceding the Date of Termination under any such plan and which, as of the Date of Termination, is contingent only upon the continued employment of the Executive to a subsequent date, and (ii) a pro rata portion to the Date of Termination of the aggregate value of all contingent incentive compensation awards to the Executive for all then uncompleted periods under any such plan, calculated as to each such award by multiplying the award that the Executive would have earned on the last day of the performance award period, assuming the achievement, at the target level (or, if greater, based on actual results to Date of Termination), of the individual and corporate performance goals established with respect to such award, by the fraction obtained by dividing the number of full months and any fractional portion of a month during such performance award period through the Date of Termination by the total number of months contained in such performance award period.

6.2                               As described more fully on Exhibit B hereto (which Exhibit shall govern the implementation of this Section 6.2), in the event that the payments and benefits to be received by the Executive in connection with a Change in Control or a termination of the Executive’s employment would be subject to the Excise Tax, such payments and benefits shall be reduced to the greatest amount that the Executive may receive without becoming subject to the Excise Tax, unless the Executive would be better off on an after-tax basis (including following application of the Excise Tax) receiving the full amount of such payments and benefits, in which case no such reduction shall be applied.

6.3                               The payments provided in subsections (A), (C) and (E) of Section 6.1 hereof shall be made not later than the fifth day following the date upon which the revocation period for the release described in Section 6.6 expires; provided, however, that if the amounts of such payments cannot be finally determined on or before such day, the Company shall pay to the Executive on such day an estimate, as determined in good faith by the Executive or, in the case of payments under Section 6.2 hereof, in accordance with Section 6.2 hereof, of the minimum amount of such payments to which the Executive is clearly entitled and shall pay the remainder of such payments (together with interest on the unpaid remainder (or on all such payments to the extent the Company fails to make such payments when due) at 120% of the rate provided in section 1274(b)(2)(B) of the Code) as soon as the amount thereof can be determined but in no event later than the thirtieth (30th) day after the Date of Termination.  In the event that the amount of the estimated payments exceeds the amount subsequently determined to have been due, such excess shall constitute a loan by the Company to the Executive, payable on the fifth (5th) business day after demand by the Company (together with interest at 120% of the rate provided in section 1274(b)(2)(B) of the Code).  Notwithstanding the foregoing, the payments and benefits described in this Agreement shall be subject to the provisions of Section 14.3.

6.4                               The Company also shall pay to the Executive all legal fees and expenses incurred by the Executive in disputing in good faith any issue hereunder relating to the termination of the Executive’s employment, in seeking in good faith to obtain or enforce any benefit or right provided by this Agreement or in connection with any tax audit or proceeding to the extent attributable to the application of section 4999 of the Code to any payment or benefit provided hereunder.  Such payments shall be made within five (5) business days after delivery of the Executive’s written requests for payment accompanied with such evidence of fees and expenses incurred as the Company reasonably may require.  The Executive’s reimbursement rights described in this Section 6.4 shall remain in effect for the Executive’s lifetime, provided, that, in order for the Executive to be entitled to reimbursement hereunder, the Executive must submit the written reimbursement request described above within 180 days following the date upon which the applicable expense is incurred.

6.5                               The Executive agrees that prior to and following the Date of Termination, he shall retain in confidence any confidential information known to him concerning the Company and its Affiliates and their respective businesses for as long as such information is not publicly disclosed.

6.6                               Notwithstanding anything to the contrary, all compensation and benefits payable to Executive pursuant to this Section 6 (other than as described in Section 6.4) are conditioned on receipt by the Company of an executed release of claims by Executive in the form attached hereto as Exhibit A and the expiration of any revocation period in such release.  In order to be entitled to such compensation and benefits, the Executive must execute such release of claims within the consideration period described in paragraph (d) in the form of release attached hereto as Exhibit A and must not revoke such release.

7.                                      Termination Procedures and Compensation During Dispute.

7.1                               Notice of Termination.  After a Change in Control and during the Term, any purported termination of the Executive’s employment (other than by reason of death) shall be communicated by written Notice of Termination from one party hereto to the other party hereto in accordance with Section 10 hereof.  For purposes of this Agreement, a “Notice of Termination” shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive’s employment under the provision so indicated.  Further, a Notice of Termination for Cause is required to include a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters (3/4) of the entire membership of the Board at a meeting of the Board which was called and held for the purpose of considering such termination (after reasonable notice to the Executive and an opportunity for the Executive, together with the Executive’s counsel, to be heard before the Board) finding that, in the good faith opinion of the Board, the Executive was guilty of conduct set forth in clause (i) or (ii) of the definition of Cause herein, and specifying the particulars thereof in detail.

7.2                               Date of Termination.  “Date of Termination,” with respect to any purported termination of the Executive’s employment after a Change in Control and during the Term, shall mean (i) if the Executive’s employment is terminated for Disability, thirty (30) days after Notice of Termination is given (provided that the Executive shall not have returned to the full-time performance of the Executive’s duties during such thirty (30) day period), and (ii) if the Executive’s employment is terminated for any other reason, the date specified in the Notice of Termination (which, in the case of a termination by the Company, shall not be less than thirty (30) days (except in the case of a termination for Cause) and, in the case of a termination by the Executive, shall not be less than fifteen (15) days nor more than sixty (60) days, respectively, from the date such Notice of Termination is given).

7.3                               Dispute Concerning Termination.  If within fifteen (15) days after any Notice of Termination is given, or, if later, prior to the Date of Termination (as determined without regard to this Section 7.3), the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, the Date of Termination shall be extended until the earlier of (i) the date on which the Term ends or (ii) the date on which the dispute is finally resolved, either by mutual written agreement of the parties or by a final judgment, order or decree of an arbitrator or a court of competent jurisdiction (which is not appealable or with respect to which the time for appeal therefrom has expired and no appeal has been perfected); provided, however, that the Date of Termination shall be extended by a notice of dispute given by the Executive only if such notice is given in good faith and the Executive pursues the resolution of such dispute with reasonable diligence.

7.4                               Compensation During Dispute.  If a purported termination occurs following a Change in Control and during the Term and the Date of Termination is extended in accordance with Section 7.3 hereof, the Company shall continue to pay the Executive the full compensation in effect when the notice giving rise to the dispute was given (including, but not limited to, salary) and continue the Executive as a participant in all compensation, benefit and insurance plans in which the Executive was participating when the notice giving rise to the dispute was given, until the Date of Termination, as determined in accordance with Section 7.3 hereof.  Amounts paid under this Section 7.4 are in addition to all other amounts due under this Agreement (other than those due under Section 5.2 hereof) and shall not be offset against or reduce any other amounts due under this Agreement.

8.                                      No Mitigation.  The Company agrees that, if the Executive’s employment with the Company terminates during the Term, the Executive is not required to seek other employment or to attempt in any way to reduce any amounts payable to the Executive by the Company pursuant to Section 6 hereof or Section 7.4 hereof.  Further, no payment or benefit provided for in this Agreement shall be reduced by any compensation earned by the Executive as the result of employment by another employer, by retirement benefits, by offset against any amount claimed to be owed by the Executive to the Company, or otherwise.

9.                                      Successors; Binding Agreement.

9.1                               In addition to any obligations imposed by law upon any successor to the Company, the Company will require any successor (whether direct or indirect, by purchase,

merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.

9.2                               This Agreement shall inure to the benefit of and be enforceable by the Executive’s personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.  If the Executive shall die while any amount would still be payable to the Executive hereunder (other than amounts which, by their terms, terminate upon the death of the Executive) if the Executive had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the executors, personal representatives or administrators of the Executive’s estate.

10.                               Notices.  For the purpose of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, addressed, if to the Executive, to the address inserted below the Executive’s signature on the final page hereof and, if to the Company, to the address set forth below, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon actual receipt:

To the Company:

CF Industries Holdings, Inc.

4 Parkway North, Suite 400

Deerfield, Illinois 60015-2590

Attention: Senior Vice President, Human Resources

11.                               Miscellaneous.  No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Executive and such officer as may be specifically designated by the Board.  No waiver by either party hereto at any time of any breach by the other party hereto of, or of any lack of compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.  This Agreement supersedes any other agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof which have been made by either party; provided, however, that this Agreement shall supersede any agreement setting forth the terms and conditions of the Executive’s employment with the Company only in the event that the Executive’s employment with the Company is terminated on or following a Change in Control, by the Company other than for Cause or by the Executive for Good Reason.  The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Illinois.  All references to sections of the Exchange Act or the Code shall be deemed also to refer to any successor provisions to such sections.  Any payments provided for hereunder shall be paid net of any applicable withholding required under federal, state or local law and any additional withholding to which the Executive has agreed.

The obligations of the Company and the Executive under this Agreement which by their nature may require either partial or total performance after the expiration of the Term (including, without limitation, those under Sections 6 and 7 hereof) shall survive such expiration.

12.                               Validity.  The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

13.                               Counterparts.  This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

14.                               Settlement of Disputes; Arbitration.  14.1 All claims by the Executive for benefits under this Agreement shall be directed to and determined by the Board and shall be in writing.  Any denial by the Board of a claim for benefits under this Agreement shall be delivered to the Executive in writing and shall set forth the specific reasons for the denial and the specific provisions of this Agreement relied upon.  The Board shall afford a reasonable opportunity to the Executive for a review of the decision denying a claim and shall further allow the Executive to appeal to the Board a decision of the Board within sixty (60) days after notification by the Board that the Executive’s claim has been denied.  Notwithstanding the above,  in the event of any dispute, any decision by the Board hereunder shall be subject to a de novo review by the arbitrator.

14.2                        Any further dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in Chicago, Illinois in accordance with the rules of the American Arbitration Association then in effect; provided, however, that the evidentiary standards set forth in this Agreement shall apply.  Judgment may be entered on the arbitrator’s award in any court having jurisdiction.  Notwithstanding any provision of this Agreement to the contrary, the Executive shall be entitled to seek specific performance of the Executive’s right to be paid until the Date of Termination during the pendency of any dispute or controversy arising under or in connection with this Agreement.

14.3                        It is the intention of the Company and the Executive that this Agreement not result in taxation of the Executive under Section 409A of the Code and the regulations and guidance promulgated thereunder and that the Agreement shall be construed in accordance with such intention.  Without limiting the generality of the foregoing, the Company and the Executive agree as follows:

(A)                               Notwithstanding anything to the contrary herein, if the Executive is a “specified employee” (within the meaning of Section 409A(a)(2)(B)(i) of the Code) with respect to the Company, any amounts (or benefits) otherwise payable to or in respect of him under this Agreement pursuant to the Executive’s termination of employment with the Company shall be delayed, to the extent required so that taxes are not imposed on the Executive pursuant to Section 409A of the Code, and shall be paid upon the earliest date permitted by Section 409A(a)(2) of the Code;

(B)                               Each amount to be paid or benefit to be provided under this Agreement shall be construed as a separately identified payment for purposes of Section

409A of the Code, and any payments that are due within the “short term deferral period” as defined in Section 409A of the Code shall not be treated as deferred compensation unless applicable law requires otherwise.

(C)                               For purposes of this Agreement, the Executive’s employment with the Company will not be treated as terminated unless and until such termination of employment constitutes a “separation from service” for purposes of Section 409A of the Code;

(D)                               To the extent necessary to comply with the provisions of Section 409A of the Code and the guidance issued thereunder (1) reimbursements to the Executive as a result of the operation of Section 6.1(B), or Section 6.4 hereof shall be made not later than the end of the calendar year following the year in which the reimbursable expense is incurred and shall otherwise be made in a manner that complies with the requirements of Treasury Regulation Section 1.409A-3(i)(l)(iv), (2) if Executive is a “specified employee” (within the meaning of Section 409A(a)(2)(B)(i) of the Code), any reimbursements to the Executive as a result of the operation of such sections with respect to a reimbursable event within the first six months following the Date of Termination which are required to be delayed pursuant to Section 14.3(A) shall be made as soon as practicable following the date which is six months and one day following the Date of Termination (subject to clause (1) of this sentence); and

(E)                                If required in order to comply with the requirements of Section 409A of the Code, the payment required under clause (2) of Section 6.1(C) shall, notwithstanding the other timing provisions set forth herein, be paid to the Executive on the dates upon which the forfeited Pension Plan amounts to which such payments relate would have been paid, had such amounts been vested upon the Date of Termination.

(F)                                 To the extent the date upon which the Executive executes the release described in Section 6.6 could, based upon when the Executive executes such release, result in the payment of an amount hereunder (or the commencement of payments hereunder) either in the year in which the Date of Termination occurs or in the subsequent calendar year, any such amount shall be paid (or commence to be paid) in the subsequent calendar year.

15.                               Definitions.  For purposes of this Agreement, the following terms shall have the meanings indicated below:

(A)                               “Affiliate” shall have the meaning set forth in Rule 12b-2 promulgated under Section 12 of the Exchange Act.

(B)                               “Base Amount” shall have the meaning set forth in section 280G(b)(3) of the Code.

(C)                               “Beneficial Owner” shall have the meaning set forth in Rule 13d-3 under the Exchange Act.

(D)                               “Board” shall mean the Board of Directors of the Company.

(E)                                “Cause” for termination by the Company of the Executive’s employment shall mean (i) the willful and continued failure by the Executive to substantially perform the Executive’s duties with the Company (other than any such failure resulting from the Executive’s incapacity due to physical or mental illness or any such actual or anticipated failure after the issuance of a Notice of Termination for Good Reason by the Executive pursuant to Section 7.1 hereof) that has not been cured within 30 days after a written demand for substantial performance is delivered to the Executive by the Board, which demand specifically identifies the manner in which the Board believes that the Executive has not substantially performed the Executive’s duties, or (ii) the willful engaging by the Executive in conduct which is demonstrably and materially injurious to the Company or its subsidiaries, monetarily or otherwise.  For purposes of clauses (i) and (ii) of this definition, (x) no act, or failure to act, on the Executive’s part shall be deemed “willful” unless done, or omitted to be done, by the Executive not in good faith and without reasonable belief that the Executive’s act, or failure to act, was in or not opposed to the best interest of the Company and (y) in the event of a dispute concerning the application of this provision, no claim by the Company that Cause exists shall be given effect unless the Company establishes to the Board by clear and convincing evidence that Cause exists.

(F)                                 “Change in Control” shall mean the first to occur of:

(I)                                   any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of CF Industries Holdings, Inc. (not including in the securities beneficially owned by such Person any securities acquired directly from CF Industries Holdings, Inc. or any of its subsidiaries) representing 25% or more of the combined voting power of CF Industries Holdings, Inc.’s then outstanding securities; or

(II)                              the following individuals cease for any reason to constitute a majority of the number of directors then serving on the Board: individuals who, as of the date hereof, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of CF Industries Holdings, Inc.) whose appointment or election by the Board or nomination for election by CF Industries Holdings, Inc.’s stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended; or

(III)                         there is consummated a merger or consolidation of CF Industries Holdings, Inc. or any direct or indirect subsidiary of CF Industries Holdings, Inc. with any other corporation, other than a merger or consolidation immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the Board of the entity surviving such merger or consolidation or, if CF Industries Holdings, Inc. or the entity surviving such merger is then a subsidiary, the ultimate parent thereof; or

(IV)                          the stockholders of CF Industries Holdings, Inc. approve a plan of complete liquidation or dissolution of CF Industries Holdings, Inc. or there is consummated an agreement for the sale or disposition by CF Industries Holdings, Inc. of all or substantially all of CF Industries Holdings, Inc.’s assets, other than (a) a sale or disposition by CF Industries Holdings, Inc. of all or substantially all of CF Industries Holdings, Inc.’s assets to an entity, at least 60% of the combined voting power of the voting securities of which are owned by stockholders of CF Industries Holdings, Inc. following the completion of such transaction in substantially the same proportions as their ownership of CF Industries Holdings, Inc. immediately prior to such sale or (b) other than a sale or disposition by CF Industries Holdings, Inc. of all or substantially all of CF Industries Holdings, Inc.’s assets immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the board of directors of the entity to which such assets are sold or disposed or, if such entity is a subsidiary, the ultimate parent thereof.

Notwithstanding the foregoing, a “Change in Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the common stock of CF Industries Holdings, Inc. immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of CF Industries Holdings, Inc. immediately following such transaction or series of transactions.

(G)                               “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

(H)                              “Company” shall mean CF Industries Holdings, Inc., as applicable, and except in determining under Section 15(F) hereof whether or not any Change in Control of the Company has occurred, shall include any successor to its business and/or assets which assumes and agrees to perform this Agreement by operation of law, or otherwise.

(I)                                   “Date of Termination” shall have the meaning set forth in Section 7.2 hereof.

(J)                                   “Disability”  shall be deemed the reason for the termination by the Company of the Executive’s employment, if, as a result of the Executive’s incapacity due to physical or mental illness, the Executive shall have been absent from the full-time performance of the Executive’s duties with the Company for a period of six (6) consecutive months, the Company shall have given the Executive a Notice of Termination for Disability, and, within thirty (30) days after such Notice of Termination is given, the Executive shall not have returned to the full-time performance of the Executive’s duties.

(K)                              “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

(L)                                “Excise Tax” shall mean any excise tax imposed under section 4999 of the Code.

(M)                            “Executive” shall mean the individual named in the first paragraph of this Agreement.

(N)                               “Good Reason” for termination by the Executive of the Executive’s employment shall mean the occurrence (without the Executive’s express written consent which specifically references this Agreement) after any Change in Control, or prior to a Change in Control under the circumstances described in clauses (ii) and (iii) of the second sentence of Section 6.1 hereof (treating all references in paragraphs (I) through (VII) below to a “Change in Control” as references to a “Potential Change in Control”), of any one of the following acts by the Company, or failures by the Company to act, unless, in the case of any act or failure to act described in paragraph (I), (V), (VI), (VII) or (VIII) below, such act or failure to act is corrected prior to the Date of Termination specified in the Notice of Termination given in respect thereof:

(I)                                   the assignment to the Executive of any duties inconsistent with the Executive’s status as an executive officer of the Company or a substantial adverse alteration in the nature or status of the Executive’s responsibilities from those in effect immediately prior to the Change in Control including, without limitation, if the Executive was, immediately prior to the Change in Control, an executive officer of a public company, the Executive ceasing to be an executive officer of a public company;

(II)                              a reduction by the Company in the Executive’s annual base salary as in effect on the date hereof or as the same may be increased from time to time except for across-the-board salary reductions similarly affecting all executives of the Company and all executives of any Person in control of the Company;

(III)                         the relocation of the Executive’s principal place of employment to a location more than 35 miles from the Executive’s principal place of employment immediately prior to the Change in Control or the Company’s requiring the Executive to be based anywhere other than such principal place of employment (or permitted relocation thereof) except for required travel on the Company’s business to an extent substantially consistent with the Executive’s present business travel obligations;

(IV)                          the failure by the Company to pay to the Executive any portion of the Executive’s current compensation or to pay to the Executive any portion of an installment of deferred compensation under any deferred compensation program of the Company, within seven (7) days after the date demand for payment is made provided such compensation is due;

(V)                               the failure by the Company to continue in effect any compensation plan in which the Executive participates immediately prior to the Change in Control which is material to the Executive’s total compensation unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan, or the failure by the Company to continue the Executive’s participation therein (or in such substitute or alternative plan) on a basis not materially less favorable, both in terms of the amount or timing of payment of benefits provided and the level of the Executive’s participation relative to other participants, as existed immediately prior to the Change in Control;

(VI)                          the failure by the Company to continue to provide the Executive with benefits substantially similar to those enjoyed by the Executive under any of the Company’s pension, savings, life insurance, medical, health and accident, or disability plans in which the Executive was participating immediately prior to the Change in Control (except for across the board changes similarly affecting all executives of the Company and all executives of any Person in control of the Company), the taking of any other action by the Company which would directly or indirectly materially reduce any of such benefits or deprive the Executive of any material fringe benefit enjoyed by the Executive at the time of the Change in Control, or the failure by the Company to provide the Executive with the number of paid vacation days to which the Executive is entitled with the Company in accordance with the vacation policy applicable to the Executive in effect at the time of the Change in Control;

(VII)                     the failure of the Company to obtain the assumption and agreement of a successor required under Section 9.1 hereof; or

(VIII)                any purported termination of the Executive’s employment which is not effected pursuant to a Notice of Termination satisfying the requirements of Section 7.1 hereof; for purposes of this Agreement, no such purported termination shall be effective.  The Executive’s right to terminate the Executive’s employment for Good Reason shall not be affected by the Executive’s incapacity due to physical or mental illness.

The Executive’s continued employment shall not constitute consent to, or a waiver of rights with respect to, any act or failure to act constituting Good Reason hereunder.  In order for Good Reason to exist hereunder, the Executive must provide notice to the Company of the existence of the condition described in clauses (I) through (VIII) above within 90 days of the initial existence of the condition (or, if later, within 90 days of the Executive’s becoming aware of such condition), and the Company must have failed to cure such condition within 30 days of the receipt of such notice.

(O)                               “Notice of Termination” shall have the meaning set forth in Section 7.1 hereof.

(P)                                 “Pension Plan” shall mean any tax-qualified, supplemental or excess retirement plan (including defined benefit and defined contribution retirement plans) maintained by the Company (including, without limitation, the CF Industries Holdings, Inc. Pension Plan) and any other plan or agreement entered into between the Executive and the Company which is designed to provide the Executive with supplemental retirement benefits and any successor to any such plan.

(Q)                               “Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) CF Industries Holdings, Inc. or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of CF Industries, Inc. or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

(R)                               “Potential Change in Control” shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:

(I)                                   the Company enters into an agreement, the consummation of which would result in the occurrence of a Change in Control;

(II)                              the Company or any Person publicly announces an intention to take or to consider taking actions which, if consummated, would constitute a Change in Control;

(III)                         any Person becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 15% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the Company’s then outstanding securities (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates); or

(IV)                          the Board adopts a resolution to the effect that, for purposes of this Agreement, a Potential Change in Control has occurred.

(S)                                 “Retirement” shall be deemed the reason for the termination by the Executive of the Executive’s employment if such employment is terminated in accordance with the Company’s retirement policy, including early retirement, generally applicable to its salaried employees.

(T)                                “Severance Payments” shall have the meaning set forth in Section 6.1 hereof.

(U)                               “Term” shall mean the period of time described in Section 2 hereof (including any extension, continuation or termination described therein).

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date specified in the initial paragraph hereof.

CF INDUSTRIES HOLDINGS, INC.

By:	/s/ Douglas C. Barnard
Douglas C. Barnard
Senior Vice President, General
Counsel, and Secretary

/s/ W. Anthony Will
W. Anthony Will

EXHIBIT A

RELEASE

(a)  W. Anthony Will (“Executive”), for and in consideration of benefits provided pursuant to the Change in Control Severance Agreement with CF Industries Holdings, Inc. (collectively, referred to herein as the “Company”) entered into effective as of April 24, 2007 and as amended thereafter (the “Severance Agreement”), on behalf of Executive and Executive’s heirs, executors, administrators, successors and assigns, voluntarily, knowingly and willingly releases and discharges the Company and its parents, subsidiaries and affiliates (collectively, the “Company Group”), together with their respective present and former partners, officers, directors, employees and agents, and each of their predecessors, heirs, executors, administrators, successors and assigns, and any and all employee pension or welfare benefit plans of the Company, including current and former trustees and administrators of these plans (collectively, the “Company Releasees”) from any and all charges, complaints, claims, promises, agreements, controversies, causes of action, demands, damages and liabilities (“Claims”) of any nature whatsoever, known or unknown, suspected or unsuspected, which against the Company Releasees, jointly or severally, Executive or Executive’s heirs, executors, administrators, successors or assigns ever had or now have by reason of any matter, cause or thing whatsoever arising from the beginning of time to the time Executive executes this release (the “Release”).  This Release includes, without limitation, any Claims arising out of or relating in any way to Executive’s employment or director relationship with the Company, or the termination thereof, any Claims arising under any statute or regulation, including but not limited to the Age Discrimination in Employment Act of 1967, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Americans with Disabilities Act of 1990, the Family and Medical Leave Act of 1993, or the Employee Retirement Income Security Act of 1974, each as amended, or any other federal, state or local law, regulation, ordinance or common law, or under any policy, agreement, understanding or promise, written or oral, formal or informal, between any Company Releasee and Executive.  Executive shall not be entitled to any recovery, in any action or proceeding that may be commenced on Executive’s behalf in any way arising out of or relating to the matters released under this Release.  Notwithstanding the foregoing, nothing herein shall release any Company Releasee from any Claim based on (i) Executive’s rights under the Severance Agreement or any other agreement with the Company (including, but not limited to, any stock option agreements), (ii) any right or claim that arises after the date Executive executes this Release, (iii) Executive’s eligibility for indemnification in accordance with applicable laws or the certificate of incorporation or by-laws of the Company (or any affiliate or subsidiary) or any applicable insurance policy, with respect to any liability Executive incurs or incurred as a director, officer or employee of the Company or any affiliate or subsidiary (including as a trustee, director or officer of any employee benefit plan) or (iv) any rights Executive may have to vested benefits under any employee benefit plan or program.

(b)  Executive has been advised to consult with an attorney of Executive’s choice prior to signing this Release, has done so and enters into this Release freely and voluntarily.

[(c)  Executive acknowledges that the Company has enclosed with this Release information concerning (i) the ages and job titles of all employees who are eligible to receive severance pay and (ii) the ages of all employees in the same job classification or organizational unit who are not eligible to receive severance pay.](1)

(d)  Executive has had at least [twenty-one (21)] [forty-five (45)](2) calendar days to consider the terms of this Release.  Once Executive has signed this Release, Executive has seven (7) additional days to revoke Executive’s consent and may do so by writing to the Company as provided in Section 10 of the Severance Agreement.  Executive’s Release shall not be effective, and no payments or benefits shall be due under Section 6 of the Severance Agreement, until the eighth day after Executive has executed this Release and returned it to the Company, assuming that Executive has not revoked Executive’s consent to this Release during such time (the “Revocation Date”).

(e)  In the event that any one or more of the provisions of this Release shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remainder thereof shall not in any way be affected or impaired thereby.

(f)  This Release shall be governed by the law of the State of Illinois without reference to its choice of law rules.

CF INDUSTRIES HOLDINGS, INC.

By:
Name:
Title:
This is a form of legal release to be completed, signed, and dated later under the circumstances described in Section 6.6.
Signed as of this day of .

W. Anthony Will

Signed as of this day of .

(1)                                  Note:  this paragraph is to be included only for applicable group terminations or exit incentive programs.

(2)                                  Note:  use longer period for applicable group terminations or exit incentive programs.

A-2

EXHIBIT B

The provisions of Section 6.2 shall be effected as set forth in this Exhibit B.

(A)                               Notwithstanding any other provisions of the Agreement, in the event that any payment or benefit received or to be received by the Executive (including any payment or benefit received in connection with a Change in Control or the termination of the Executive’s employment, whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement) (all such payments and benefits, including the Severance Payments, being hereinafter referred to as the “Total Payments”) would be subject (in whole or part), to the Excise Tax, then the Total Payments shall be reduced, to the extent necessary so that no portion of the Total Payments is subject to the Excise Tax but only if (A) the net amount of such Total Payments, as so reduced (and after subtracting the net amount of federal, state and local income taxes on such reduced Total Payments and after taking into account the phase out of itemized deductions and personal exemptions attributable to such reduced Total Payments) is greater than or equal to (B) the net amount of such Total Payments without such reduction (but after subtracting the net amount of federal, state and local income taxes on such Total Payments and the amount of Excise Tax to which the Executive would be subject in respect of such unreduced Total Payments and after taking into account the phase out of itemized deductions and personal exemptions attributable to such unreduced Total Payments).  If a reduction in the Total Payments is required under this paragraph (A) of Exhibit B, the Total Payments shall be reduced by the Company in its reasonable discretion in the following order: (A) reduction of any cash payment (excluding any cash payment with respect to the acceleration of equity awards), that is otherwise payable to the Executive that is exempt from Section 409A of the Code; (B) reduction of any other payments or benefits otherwise payable to the Executive (other than those described in clause (C) below) on a pro-rata basis or such other manner that complies with Section 409A of the Code; and (C) reduction of any payment or benefit with respect to the acceleration of equity awards that is otherwise payable to the Executive (on a pro-rata basis as between equity awards that are covered by Section 409A of the Code and those that are not (or such other manner that complies with Section 409A of the Code)).

(B)                               For purposes of determining whether and the extent to which the Total Payments will be subject to the Excise Tax, (i) no portion of the Total Payments the receipt or enjoyment of which the Executive shall have waived at such time and in such manner as not to constitute a “payment” within the meaning of Section 280G(b) of the Code shall be taken into account, (ii) no portion of the Total Payments shall be taken into account which, in the opinion of tax counsel (“Tax Counsel”) reasonably acceptable to the Executive and selected by the accounting firm (the “Auditor”) which was, immediately prior to the Change in Control, the Company’s independent auditor, does not constitute a “parachute payment” within the meaning of Section 280G(b)(2) of the Code (including by reason of Section 280G(b)(4)(A) of the Code) and, in calculating the Excise Tax, no portion of such Total Payments shall be taken into account which, in the opinion of Tax Counsel, constitutes reasonable compensation for services actually rendered, within the meaning of Section 280G(b)(4)(B) of the Code, in excess of the Base Amount allocable to such reasonable compensation, and (iii) the value of any non-cash benefit or any deferred payment or benefit included in the Total Payments shall be determined by the Auditor in accordance with the principles of Sections 280G(d)(3) and (4) of the Code.

(C)                               At the time that payments are made under this Agreement, the Company shall provide the Executive with a written statement setting forth the manner in which such payments were calculated and the basis for such calculations including, without limitation, any opinions or other advice the Company has received from Tax Counsel, the Auditor or other advisors or consultants (and any such opinions or advice which are in writing shall be attached to the statement).  If the Executive objects to the Company’s calculations, the Company shall pay to the Executive such portion of the Severance Payments (up to 100% thereof) as the Executive determines is necessary to result in the proper application of paragraph (A) of this Exhibit B.

Example

The following is an example of the application of the provisions of Section 6.2 and Exhibit B hereof:

Explanation of Tax Provisions.  Section 4999 of the Internal Revenue Code imposes an excise tax on the recipient of any “excess parachute payment” equal to 20% of such amount.  A “parachute payment” is any payment that is contingent on a change in control of a corporation and includes, for example, severance benefits, additional retirement benefits and non-cash compensation such as the continuation of health insurance and the accelerated vesting of stock option and other equity-based awards.  “Excess parachute payments” consist of the excess of parachute payments over an executive’s “base amount,” i.e., the average taxable compensation received by him or her from the company during the five taxable years (or his or her entire period of employment, if employed by the company for less than five years) preceding the year in which the change in control occurs.

The Safe Harbor.  The Code provides a “safe harbor” of 300% of the executive’s base amount (i.e., the excess parachute payment rules do not apply if the aggregate amount of parachute payments is less than three times the executive’s base amount).  If, however, the parachute payments equal or exceed the safe harbor amount, the entire excess over the base amount will be subject to the excise tax and disallowance of deduction.  For example, if an executive has a base amount of $100,000, parachute payments of up to $299,999 will not be subject to the excise tax or the disallowance of deduction, but a parachute payment of $300,000 (only $1 more) will be subject to those rules to the extent of $200,000 (the excess of the parachute payments over the executive’s safe harbor).  Note that because of this treatment, an individual entitled to parachute payments only slightly in excess of his or her safe harbor amount may be in a better after-tax position if his or her payments are automatically reduced (or “capped”) to the safe harbor amount.  Such an individual is said to be in the “valley.”  In the above example, the individual avoids an excise tax of $40,000 (20% of the $200,000 excess parachute payment) merely by having his or her payments reduced by $1.

Application of Section 6.2.  In light of the fact that the receipt of certain amounts of parachute payments could put the recipient in a worse after-tax economic position, Section 6.2 provides that the amount of parachute payments an executive will receive will be “capped” or limited to the amount of the executive’s safe harbor.  In the example above, Section 6.2 would provide that the executive is not entitled to the additional payment of $1, which payment would otherwise result in an additional $40,000 in excise taxes.

B-2

This “cap” will not apply, however, if the executive is better off on an after-tax economic basis receiving the full amount of parachute payments otherwise provided for in the Agreement and taking into account the imposition of the excise tax. Using the example above, if the executive with the $299,999 safe harbor was otherwise entitled under the Agreement to parachute payments of $400,000 (rather than $300,000 as in the prior example), under the Agreement the payments would not be capped.

In such a circumstance, the payments would exceed the executive’s base amount by $300,000, resulting in an excise tax of $60,000 and aggregate income tax of $140,000 (assuming a 35% federal income tax rate and disregarding state taxes).  In such a case, the executive’s after tax benefit of $200,000 would exceed the after-tax benefit he would have received if his payment were reduced to the safe harbor amount ($299,999 x 65% = $195,000), meaning that he would be better off on an after tax basis receiving all of his parachute payments, even after the imposition of the excise tax.

B-3